UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2026
___________________________________
Sable Offshore Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-40111 (Commission File Number)	85-3514078 (I.R.S. Employer Identification Number)

845 Texas Avenue, Suite 2920
Houston, TX		77002
(Address of principal executive offices)		(Zip code)
(713) 579-6161
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001	SOC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act.of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 22, 2026, Sable Offshore Corp. (the “Company”) announced that the Company and Exxon Mobil Corporation (“Exxon”) entered into an amendment (the “Amendment”) to the Senior Secured Term Loan Agreement (the “Senior Secured Term Loan”) to, among other things, extend the Maturity Date, and agreed to a limited waiver of the Company’s P&A Financial Security obligations in Section 11.18 (c) (the “Limited Waiver”) of the Company’s November 1, 2022 Purchase and Sale Agreement (the “PSA”) with Exxon and Mobil Pacific Pipeline Company (“MPPC” and, together with Exxon , the “Sellers”).
The Amendment extends the Maturity Date of the Senior Secured Term Loan to the earlier to occur of (a) July 24, 2026, and (b) the acceleration of the Senior Secured Term Loan following any Event of Default as defined therein.
The Limited Waiver states that the Company and the Sellers have agreed to temporarily waive the requirement for the Company to provide P&A Financial Security (as defined in the PSA) within three Business Days of the Maturity Date until the earlier of (A) December 22, 2028, (B) the date on which the new money secured financing to be entered into prior to the Maturity Date for the primary purposes of refinancing the Senior Secured Term Loan is redeemed, repaid or otherwise refinanced, or (C) the date on which any Event of Default has occurred and is continuing under the Senior Secured Term Loan, or any Financing Document (as defined in the Senior Secured Term Loan) or any breach or default under any other contractual obligation to Sellers or their affiliates.
Pursuant to the Amendment, the Company agrees to pay Exxon a $30.0 million amendment fee on June 22, 2026. Additionally, Exxon agrees to suspend and waive the minimum liquidity covenant of $25.0 million introduced in the Second Amendment of the Senior Secured Term Loan until the amended Maturity Date.
The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Item 7.01    Regulation FD Disclosure.
On June 22, 2026, the Company issued a press release announcing the Amendment with Exxon. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Forward-Looking Statements
The information in this Current Report on Form 8-K include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward- looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the marketing, negotiation and consummation of the New Senior Secured Term Loan, the use of proceeds from the New Senior Secured Term Loan and any expectation regarding timing of the closing of the New Senior Secured Term Loan; availability of future financing; our ability to consummate a debt refinancing of our Existing Senior Secured Term Loan and the timing and terms thereof; our financial performance; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2025, which is filed with the Securities and Exchange Commission and is available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description of Exhibits
10.1	Third Amendment to Senior Secured Term Loan Agreement and Limited Waiver to Purchase and Sale Agreement, dated June 22, 2026.
99.1	Press release of Sable Offshore Corp., dated June 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sable Offshore Corp.

Date:	June 22, 2026	By:	/s/ Gregory D. Patrinely
		Name:	Gregory D. Patrinely
		Title:	Executive Vice President and Chief Financial Officer